                                                                   Exhibit 3.248

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

            1. The name of the corporation (hereinafter called the "corporation") is

                        EMCARE ANESTHESIA SERVICES, INC.

            2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

            3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

            4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on AUGUST 8, 2002

                                          /s/ ROBYN E. BAKALAR
                                          --------------------
                                          ROBYN E. BAKALAR, ASSISTANT SECRETARY

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       SPECTRUM ANESTHESIA SERVICES, INC.

      Spectrum Anesthesia Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the said corporation at a meeting duly convened and held, adopted the following resolution:

      RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that the Article First of the Certificate of Incorporation be amended to read as follows:

      FIRST: The name of the corporation shall be: EmCare Anesthesia Services, Inc.

      SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by William F. Miller, its President, and attested by Scott W. Roloff, its Secretary, this 23rd day of November A.D. 1998.

                                                /s/ William F. Miller
                                                ----------------------
                                                President

                                  Attested by   /s/ Scott W. Roloff
                                                -----------------------
                                                Secretary

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is SPECTRUM ANESTHESIA SERVICES, INC.

      2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

      3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

      4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 3/6, 1998.

                                           SPECTRUM ANESTHESIA SERVICES, INC.

                                           By: /s/ S. Kent Fannon
                                               ---------------------------------
                                               Name:  S. Kent Fannon
                                               Title: Senior Vice President

                          CERTIFICATE OF INCORPORATION

                                       OF

                       SPECTRUM ANESTHESIA SERVICES, INC.

      FIRST: The name of the corporation is Spectrum Anesthesia Services, Inc.

      SECOND: The registered office of the corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The corporation shall be authorized to issue 1,000 shares all of which are to be of one class and with a par value of $1.00 per share.

      FIFTH: The name and mailing address of the incorporator is as follows:

Name                                     Address
--------------------                     -------------------------------
Lilly Dorsa                              1101 Market Street
                                         Philadelphia, Pennsylvania  19107

      SIXTH: Elections of directors need not be by written ballot.

      SEVENTH: The original by-laws of the corporation shall be adopted by the initial incorporator named herein. Thereafter the Board of Directors shall have the power, in addition to the stockholders, to make, alter, or repeal the by-laws of the corporation.

      EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation an consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

      I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of March, 1997.

                                                 /s/ Lilly Dorsa
                                                 ----------------------------
                                                 Lilly Dorsa
                                                 Incorporator